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                                                                    Exhibit 10.1

                               PURCHASE AGREEMENT

      THIS PURCHASE AGREEMENT, dated as of November 24, 2003 (this "Agreement"), is made and entered into by and among Coeur d'Alene Mines Corporation, an Idaho corporation (the "Company"), and each of the other persons signatory hereto as set forth on the signature pages hereof (collectively, the "Purchasers" and each, a "Purchaser").

                                    RECITALS

      WHEREAS, the Company has filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-3 (No. 333-101434) (as supplemented, amended and otherwise updated through the date hereof and from time to time thereafter, the "Registration Statement") registering under the Securities Act of 1933, as amended (the "Securities Act"), the offer and sale of certain securities of the Company;

      WHEREAS, the Company and each Purchaser desire, on the terms and conditions set forth herein, that each Purchaser shall purchase a number of shares (the "Shares") of the Company's common stock, par value $1.00 (the "Common Stock"); and

      WHEREAS, the Company has prepared a prospectus supplement, describing the offering and sale of the Shares (the "Supplement") to the prospectus that was filed as part of the Registration Statement (the "Base Prospectus").

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      SECTION 1. PURCHASE OF THE SHARES FOR CASH

      1.1 Purchase of the Shares. Subject to the terms and conditions hereof, each Purchaser agrees severally and not jointly to purchase at the Closing (as defined below) and the Company agrees to sell and issue to each Purchaser at the Closing the number of Shares as set forth opposite such Purchaser's name on the signatures pages hereof. In consideration for the issuance of such Shares, each Purchaser shall pay to the Company at the Closing the dollar amount set forth opposite such Purchaser's name on the signatures pages hereof, which represents a price of $4.2826 per share of Common Stock.

      1.2 Supplemental Filing and Delivery. Concurrently herewith, the Company has delivered to each Purchaser the Supplement together with the Base Prospectus (together, the "Prospectus"). The Company, within the time period required by Rule 424 promulgated under the Securities Act, will file the Prospectus with the SEC.



      SECTION 2. CLOSING.


Exhibit 10
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      2.1 Closing. Upon satisfaction of the conditions set forth in Sections 6.1 and 6.2, the closing of the transactions for the Shares contemplated hereby shall take place at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, CA 90071, on November __, 2003 (the "Closing Date"), or at such other time and place as the parties may agree (the "Closing").

      2.2 Delivery at the Closing. Deliveries of certificates for the Shares shall be made at the Closing and payment of the purchase price for the Shares shall be made by the Purchasers via wire transfer of immediately available funds contemporaneous with the Closing to the Company at Bank of America, Coeur d'Alene, Idaho, ABA #125000024, Account #67520304, Beneficiary: Coeur d'Alene Mines Corporation, Reference: Share Proceeds.

      SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchasers, as of the date hereof and as of the Closing Date, except as set forth in any reports required to be filed by it with the SEC under the Exchange Act (as defined below), including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials being collectively referred to herein as the "SEC Reports"), as follows:

      3.1 SEC Reports. The Company has timely filed all required SEC Reports since January 1, 2000. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Reports. None of the SEC Reports as of their respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except to the extent corrected by a subsequently filed SEC Report).

      3.2 Financial Statements. Except as set forth in the Registration Statement, the financial statements of the Company included in the SEC Reports (including the related notes and supporting schedules) (a) complied as of their respective dates of filing with the SEC in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (b) have been prepared (i) in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Regulation S-X promulgated by the SEC), (ii) on a consistent basis for all periods presented (except as may be indicated in the notes thereto), and (iii) in accordance with the books and records of the Company, (c) are complete and correct in all material respects, and (d) fairly present in all material respects the financial condition of the Company as at said dates, and the results of operations and cash flows for the periods stated (subject, in the case of unaudited statements, to normal year-end audit adjustments, which are consistent in magnitude and scope with audit adjustments made in prior audited periods included in the SEC Reports).

      3.3 No Material Adverse Change in Business. Since September 30, 2003, except as otherwise stated in the SEC Reports or as contemplated therein, there has not been (A) any material adverse change in the condition, financial or otherwise, or in the revenues, earnings, business or affairs of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) any transaction

Exhibit 10                             2
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entered into by the Company or any of its subsidiaries, other than in the ordinary course of business, that is material to the Company and its subsidiaries considered as a whole, or (C) any dividend or distribution of any kind declared, paid or made by the Company on any class or series of its capital stock other than regular quarterly dividends on the Company's Common Stock.

      3.4 Due Incorporation and Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Idaho, with all requisite power and authority under such laws to own, lease and operate its properties, to conduct its business as now being conducted and to enter into and perform its obligations under this Agreement; the Company is duly qualified or registered as a foreign corporation and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of properties or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect.

      3.5 Due Organization and Good Standing of Significant Subsidiaries. Each subsidiary of the Company that is a "significant subsidiary" (as defined in Section 1-02 of Regulation S-X, a "Significant Subsidiary") has been duly organized and is validly existing as a corporation, limited partnership, limited liability company or other entity, as the case may be, in good standing under the laws of its jurisdiction of organization (to the extent the "good standing" concept is applicable in the case of any jurisdiction outside the United States), with all requisite power and authority to own, lease and operate its properties and to conduct its business as being conducted; and each Significant Subsidiary is duly qualified or registered as a foreign corporation, limited partnership or limited liability company or other entity, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification or registration is required (to the extent the "good standing" concept is applicable in the case of any jurisdiction outside the United States), whether by reason of the ownership or leasing of properties or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect.

      3.6 Capital Stock Duly Authorized and Validly Issued. All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable; all of the issued and outstanding capital stock or other equity interests of each Significant Subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries (except for directors' qualifying shares), free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right (collectively, "Liens"); and none of the issued and outstanding capital stock or other equity interests of the Company or any of its Significant Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, under the charter, bylaws or other organizational documents of the Company or any of its subsidiaries or under any agreement to which the Company or any of its subsidiaries is a party.

      3.7 Capitalization. The authorized, issued and outstanding capital stock and long-term indebtedness of the Company is as set forth in Schedule 3.7 attached hereto, as of the dates set forth on such schedule; and there has not been (A) any subsequent issuance of capital stock of

Exhibit 10                             3
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the Company, except for subsequent issuances, if any, pursuant to any outstanding securities or benefit or compensation plans described in the SEC Reports or (B) any subsequent increase exceeding five percent of the amount shown under the heading "Other long-term liabilities", if any, in the outstanding principal amount of other long-term liabilities, except as otherwise disclosed in the SEC Reports.

      3.8 Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement is limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) (collectively, the "Enforceability Exceptions").

      3.9 Not an Investment Company. The Company and each of its subsidiaries has conducted, and as of the date hereof intends in the future to conduct, its affairs in such a manner as to ensure that it is not and will not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), and the Rules and Regulations thereunder.

      3.10 Absence of Defaults and Conflicts. Neither the Company nor any of its Significant Subsidiaries is in violation of its charter, bylaws or other organizational documents, as the case may be; none of the other subsidiaries of the Company are in violation of their respective charter, bylaws or other organizational documents, as the case may be, in any material respect; neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of them may be bound or to which any of their respective properties or assets is subject (collectively, "Agreements and Instruments"), except for such defaults under Agreements and Instruments that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the issuance, sale and delivery of the Shares, the consummation of the transactions contemplated by this Agreement and compliance by the Company with the terms of this Agreement, have been duly authorized by all necessary corporate action on the part of the Company and do not and will not, whether with or without the giving of notice or passage of time or both, violate, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any Lien upon any properties or assets of the Company or any of its subsidiaries pursuant to, any Agreements and Instruments, except for such conflicts, breaches, defaults or Liens that, singularly or in the aggregate, would not result in a Material Adverse Effect and that would not (i) jeopardize the Company's ability to consummate the transactions contemplated by this Agreement or (ii) impair or adversely affect the enforceability of this Agreement against the Company, nor will any of the foregoing result in any violation of the provisions of the charter, bylaws or other organizational documents of the Company or any of its subsidiaries or any violation by the Company or any of its subsidiaries of any applicable laws, statutes, rules, regulations, judgments, orders, writs or decrees of any government, governmental authority, agency or instrumentality or court (collectively, "Governmental Entities").


Exhibit 10                             4

      3.11 Absence of Labor Dispute. Except as set forth on Schedule 3.11, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, has been threatened, and the Company has not received written notice of any existing or threatened labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

      3.12 Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity, now pending, or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries, which is not disclosed in the SEC Reports and which would reasonably be expected to result in a Material Adverse Effect, or which could materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder, and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the SEC Reports, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

      3.13 Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the execution, delivery or performance by the Company of its obligations under this Agreement, or the consummation by the Company of the transactions contemplated by this Agreement, except as may be required under the securities laws of the various states and foreign jurisdictions in which the Shares will be offered and sold.

      3.14 Possession of Licenses and Permits. Each of the Company and its subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate Governmental Entities necessary to conduct the business now conducted by them, except where the failure to possess any such Governmental License would not result in a Material Adverse Effect; each of the Company and its subsidiaries is in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all Governmental Licenses are valid and in full force and effect, except where the invalidity of Governmental Licenses or the failure of Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which would, singly or in the aggregate, result in a Material Adverse Effect.

      3.15 Title to Property. Each of the Company and its subsidiaries has good and marketable title to all of their respective real properties owned by them and good title to their respective personal properties owned by them, in each case free and clear of all Liens, except (i) as disclosed in the SEC Reports or
(ii) as does not have a Material Adverse Effect and does not interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries considered as a whole; and all of the leases and subleases material to the business of the Company and its subsidiaries considered as a whole, and under

Exhibit 10                             5
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which the Company or any of its subsidiaries holds properties, are in full force and effect and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except where such claims would not reasonably be expected to result in a Material Adverse Effect.

      3.16 Intellectual Property. Each of the Company and its subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") presently employed by them in connection with the business now operated by them or reasonably necessary in order to conduct such business, except where the failure to own, possess or acquire any such Intellectual Property would not reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

      3.17 Registration Statement; Prospectus.


      (a) The Registration Statement was (i) prepared by the Company in conformity with the requirements of the Securities Act and (ii) declared effective by the Commission on May 2, 2003 and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Registration Statement is effective on the date hereof and the Company has not received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The Company has at all times relevant to the offering of the Shares contemplated hereby complied with the conditions for the use of Form S-3 and is eligible to use Form S-3. All issuances of the Shares to the Purchasers pursuant to this Agreement are registered by the Registration Statement.

      (b) All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including this Agreement and the Schedules attached hereto, the Registration Statement and the Supplement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      3.18 Ore Reserve Reports. All of the information provided by the Company in connection with the preparation of its ore reserve reports was, at the time provided, and


Exhibit 10                             6
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continues to be as of the date hereof, true and correct in all material respects. Other than as described in the Prospectus, the Company believes that all of the assumptions made by its internal Ore Reserve Committee and/or independent third parties in reaching the conclusions stated in the ore reserve reports are reasonable and appropriate, and that the production estimates of the Company which are based on the ore reserve reports are reasonable and appropriate.

      3.19 Mining Rights. The Company or each of its subsidiaries holds freehold title, mining leases, mining claims or other conventional proprietary interests or rights recognized in the jurisdiction in which each property described in the SEC Reports is located, in the ore bodies and mineral inventories described in the SEC Reports (and all properties respectively relating thereto) under valid, subsisting and enforceable title documents, contracts, leases, licenses of occupation, mining concessions, permits, or other recognized and enforceable instruments and documents, sufficient to permit the Company or each of its subsidiaries, as the case may be, to explore for, extract, exploit, remove, process and refine the minerals relating thereto, except where the failure to so hold such interests or rights would not have a Material Adverse Effect. In addition, either the Company or each of its subsidiaries has all necessary surface rights, water rights and rights in water, rights of way, licenses, easements, ingress, egress and access rights, and all other necessary rights and interests granting the Company or each of its subsidiaries, as the case may be, the rights and ability to explore for, mine, extract, and remove the minerals derived from the ore bodies and mineral inventories described in the SEC Reports and to transport for refinement or market or distribute the ore and metals produced, all as referred to in the SEC Reports, with only such exceptions as are described in the SEC Reports or as do not have a Material Adverse Effect. Each of the aforementioned interests and rights is currently in good standing except for those interests and claims which, if not kept in good standing, would not have a Material Adverse Effect.

      3.20 Independent Auditors. Arthur Andersen LLP, who has reported upon the fiscal year 2000 and fiscal year 2001 audited financial statements of the Company, and KPMG LLP, who has reported upon the fiscal year 2002 audited financial statements of the Company, are, and during the periods covered by the reports were, independent of the Company as defined under the Securities Act.

      3.21 Regulation M. The Company has not taken and will not take, directly or indirectly, any action resulting in a violation of Rule 102 of Regulation M promulgated under the Exchange Act or designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the distribution of the Shares.

      3.22 Environmental Matters. Except as disclosed in the SEC Reports and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of or has liability under any federal, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic

Exhibit 10                             7
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substances, hazardous substances, petroleum or petroleum products (collectively,
"Hazardous Materials"), to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, or to the restoration, reclamation of or compensation for natural resources (collectively, "Environmental Laws"), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

      3.23 Common Stock. Except as disclosed in the SEC Reports, the Company has not received any notice from the New York Stock Exchange regarding the de-listing of its Common Stock and the board of directors of the Company has not taken any action to de-list the Company's Common Stock from the New York Stock Exchange or to effect any stock split, reverse stock split or similar transaction relating to the Company's Common Stock.

      3.24 Authorization of Common Shares. The Shares issued at the Closing are duly authorized, validly issued, fully paid and non-assessable shares of Common Stock free of all preemptive or similar rights.


      3.25 Non-public Information. The Company has not disclosed to the Purchasers, orally or in writing, any information (including information contained in any schedule to this Agreement) which the Company's directors or officers are aware, that has not been disclosed to the public in SEC Reports which the Company considers to be material to the financial condition, operating results or assets of the Company or that it considers material to purchasers and sellers of the Company's Common Stock.

      SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser represents and warrants to the Company that:


      4.1 Brokers' Fees. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Purchaser.


      4.2 Due Organization and Good Standing of the Purchaser. The Purchaser has been duly organized and is validly existing as an entity in good standing under the laws of the state of its organization, with all requisite power and authority under such laws to enter into and perform its obligations under this Agreement.


      4.3 Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a valid and legally binding agreement of

Exhibit 10                             8
the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement is limited by the Enforceability Exceptions.


      4.4 Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity, now pending, or, to the knowledge of the Purchaser, threatened, against the Purchaser which could materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Purchaser of its obligations hereunder.

      4.5 Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the execution, delivery or performance by the Purchaser of its obligations under this Agreement or the consummation by the Purchaser of the transactions contemplated by this Agreement, except as may be required under the securities laws of the various states and foreign jurisdictions in which the Shares will be offered and sold.

      4.6 Financial Wherewithal. Purchaser has and will have on the Closing Date sufficient liquidity to pay the cash consideration set forth opposite its name on Annex A attached hereto.


      SECTION 5. COVENANTS.

      5.1 Notices of Certain Events. From the date hereof to the Closing Date each party shall promptly notify the other parties, of:


            (i) the receipt by the Company or any of the Purchasers of any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

            (ii) the receipt by the Company or any of the Purchasers of any notice or other communication from any governmental entity in connection with the transactions contemplated by this Agreement;

            (iii) the Company or any of the Purchasers obtaining knowledge of any actions, suits, claims investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting the Company or any of the Purchasers, as the case may be, or any of their respective subsidiaries which relate to the consummation of the transactions contemplated by this Agreement; and

            (iv) the Company or any of the Purchasers obtaining knowledge of the occurrence, or failure to occur, of any event which occurrence or failure to occur will be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, or (ii) any material failure of any party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

Exhibit 10                             9

            5.2 Efforts.


            (a) The Company shall cooperate and use commercially reasonable efforts to take, or cause to be taken, all appropriate action required of the Company, and to make, or cause to be made, all filings required to be made by the Company necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, commercially reasonable efforts to (i) obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company required to be obtained by the Company, and (ii) defend against and respond to any action, suit, proceeding or investigation against the Company relating to the transactions contemplated by this Agreement, in each case as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions the Company is required to fulfill with respect to the transactions contemplated hereby.

            (b) Each Purchaser shall cooperate and use commercially reasonable efforts to take, or cause to be taken, all appropriate action required of each such Purchaser, and to make, or cause to be made, all filings required to be made by each such Purchaser necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, commercially reasonable efforts to (i) obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with each such Purchaser required to be obtained by each such Purchaser and (ii) defend against and respond to any action, suit, proceeding or investigation against each such Purchaser relating to the transactions contemplated by this Agreement, in each case as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions each such Purchaser is required to fulfill with respect to the transactions contemplated hereby.

      5.3 Expenses. The Company shall be responsible for all of its expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing and delivery to the Purchasers of this Agreement and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Shares, (ii) the preparation, issuance and delivery of the certificates for the Shares to the Purchasers, and (iii) the fees and disbursements of the Company's counsel, accountants and other advisors. In addition, the Company agrees to promptly reimburse the Purchasers for the reasonable fees and expenses of Latham & Watkins, counsel for the Purchasers, in connection with the transactions contemplated hereby (including the reasonable fees and expenses incurred in the preparation of any 13D/13G filing which any Purchaser is required to make as a result of the transactions contemplated herein) upon submission of reasonable invoices for the services of Latham & Watkins LLP (subject to maintenance of the attorney-client privilege between Latham & Watkins LLP and the Purchasers).

      5.4 Listing of Common Stock. The Company shall cause all shares of Common Stock issuable at the Closing to be listed on the New York Stock Exchange.


Exhibit 10                             10

      5.5 Press Release. The Company shall issue a press release summarizing the material terms of this Agreement prior to 9:00 a.m., on November 25, 2003.


      5.5 Use Of Proceeds. The Company shall use the proceeds of the offering contemplated hereby to contribute to the redemption of the Company's 9% Convertible Senior Subordinated Notes due 2007, the aggregate redemption amount of which is $13,486,939.80.


      SECTION 6. CONDITIONS TO CLOSING.

      6.1 Conditions to the Purchasers' Obligations to Close. The obligations of each Purchaser to effect the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing of the following conditions:


            (a) Representations and Warranties; Performance. The representations and warranties of the Company contained in Section 3 shall be true and correct when made and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing, except to the extent of changes caused by transactions contemplated herein (it being understood and agreed by the Purchasers that, in the case of any representation and warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard (including for this purpose Material Adverse Effect), such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 6.1(a)). The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed by it or with which it is required to have complied with on or before the Closing.

            (b) Consents, Permits and Waivers. The Company shall have obtained any and all material consents, approvals, licenses, permits, orders, authorizations, waivers and the like required to be obtained by the Company necessary for consummation of the transactions contemplated by this Agreement.


            (c) Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby or thereby, or seeking to obtain damages or prohibit, alter, prevent or delay the Closing shall have been instituted against the Company before any Governmental Entity and shall be pending.


            (d) Compliance Certificate. The Company shall deliver to the Purchasers at the Closing a certificate signed by an executive officer of the Company stating that the Company has complied with or satisfied each of the conditions to the Purchasers' obligation to consummate the Closing set forth in Sections 6.1(a), (b) and (c), unless waived in writing by the Purchasers.

            (e) Legal Prohibition. The transactions contemplated hereby shall not be prohibited by any law or governmental order or regulation.


Exhibit 10                             11

            (f) Listing of Common Stock. The Company shall have caused all of the Shares issuable at the Closing to be, and the Company shall have received confirmation from the NYSE that such shares are, listed on the New York Stock Exchange.


            (g) No Stop Order. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.


            (h) Opinion. The Company shall deliver to the Purchasers at the Closing a customary opinion of counsel(s) to the Company, in a form reasonably acceptable to the Purchasers.


      6.2 Conditions to the Company's Obligations to Close. The obligations of the Company to effect the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing of the following conditions:


            (a) Representations and Warranties; Performance. The representations and warranties of the Purchasers contained in Section 4 hereof shall be true and correct on and as of the Closing (it being understood and agreed by the Company that, in the case of any representation and warranty of the Purchasers contained herein which is not hereinabove qualified by application thereto of a materiality standard (including for this purpose Material Adverse Effect), such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 6.2(a)). The Purchasers shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in the Agreement that are required to be performed by it or with which it are required to have complied with on or before the Closing.

            (b) Consents, Permits and Waivers. The Purchasers shall have obtained any and all material consents, approvals, licenses, permits, orders, authorizations, waivers and the like required to be obtained by the Purchasers necessary for consummation of the transactions contemplated by this Agreement.


            (c) Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or delay the Closing shall have been instituted against the Purchasers before any Governmental Entity and shall be pending.


            (d) Legal Prohibition. The transactions contemplated hereby shall not be prohibited by any law or governmental order or regulation.


            (e) Tax Deliveries. The Purchasers shall have executed and delivered to the Company, if required by applicable law, a Form W-9 or Form W-8, as applicable, and a FIRPTA certificate.


Exhibit 10                             12

            SECTION 7. TERMINATION OF AGREEMENT.

      7.1 Termination. This Agreement may be terminated (except for provisions that expressly contemplate performance after termination) and the transactions contemplated hereunder abandoned at any time prior to the Closing only as follows:


            (a) by the Purchasers, upon notice to the Company, if the conditions set forth in Section 6.1 shall not have been satisfied on or prior to November 30, 2003;

            (b) by the Company, upon notice to the Purchasers, if the conditions set forth in Section 6.2 shall not have been satisfied on or prior to November 30, 2003;

            (c) at any time by mutual agreement of the Company and the Purchasers;

      7.2 Liability. Except as otherwise provided herein, any termination pursuant to this Section 7 shall be without liability on the part of any party, unless such termination is the result of a material breach of this Agreement by a party to this Agreement (which is not cured as permitted hereunder) in which case such breaching party shall remain liable for such breach notwithstanding any termination of this Agreement.

      SECTION 8. INDEMNIFICATION AND CONTRIBUTION.

      8.1 Indemnification.


            (a) The Company (the "Indemnifying Party") hereby agrees to indemnify the Purchasers and their agents and affiliates (collectively, the "Indemnified Parties") against, and hold them harmless from, all losses, claims, damages, liabilities, costs (including the costs of preparation and reasonable attorneys' fees and expenses) (collectively, "Losses") incurred by them and arising out of or related to the transactions contemplated by this Agreement as a result of:

            (i) any breach of any representation, warranty, agreement or covenant of the Company contained herein,

            (ii) any allegations, claims or investigations by shareholders or Governmental Entities of a breach of fiduciary duty or other misconduct by the Company's officers or directors,

            (iii) any other shareholder derivative actions (it being understood that Losses shall exclude any monetary loss resulting from the resale, or other decline in value, of any Shares and provided that such exclusion shall not prevent the Indemnified Parties from seeking indemnification or damages from the Indemnifying Party under any other applicable provision of this Agreement), other than to the extent, and only to the extent, that any Losses directly result from action on the part of any Indemnified Party which is finally judicially determined to constitute either gross negligence or willful misconduct, or

Exhibit 10                             13

            (iv) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, under the Securities Act, or arising out of or based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, as such expenses or Losses are incurred.

      The Indemnifying Party agrees to reimburse any Indemnified Party for all such Losses promptly after such Losses are finally judicially determined to be subject to indemnification hereunder. The obligations of the Indemnifying Party to each Indemnified Party hereunder shall be separate obligations and the Indemnifying Party's liability to any such Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder.

            (b) The obligations of the Indemnifying Party under this Section 8.1 shall survive the termination of this Agreement; provided that the warranties and representations of the Company and each Purchaser contained in or made pursuant to this Agreement shall expire and terminate on the date that is eighteen (18) months following the Closing; provided further that such representations and warranties shall survive for the duration of a claim, if any, for indemnification alleging a breach of such representations or warranties that is made during such eighteen (18) months following the Closing.

            (c) In case any action shall be brought against any Indemnified Party with respect to which indemnity may be sought against the Indemnifying Party hereunder, such Indemnified Party shall promptly notify the Indemnifying Party in writing and the Indemnifying Party shall, if it so desires, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Indemnifying Party shall not affect any obligation the Indemnifying Party may have to any Indemnified Party under this Agreement or otherwise unless the Indemnifying Party is materially adversely affected by such failure. Each Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Indemnifying Party has agreed in writing (other than pursuant to this Agreement) to pay such expenses; or (ii) the Indemnifying Party, after timely notice of such claim, has failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include any Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by outside counsel that there may be one or more legal defenses available to it which are inconsistent with or additional to those available to the Indemnifying Party, provided that, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel in the circumstances described in clauses (i), (ii) or
      (iii) above, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding; provided,


Exhibit 10                             14
      however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the fees and expenses of more than one such firm of separate counsel (in addition to any necessary local counsel), which counsel shall be designated by such Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any such action effected without its written consent (which shall not be unreasonably withheld). The Indemnifying Party agrees that it will not, without the Indemnified Parties' prior written consent (which shall not be unreasonably withheld) settle or compromise any pending or threatened claim, action or suit in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release of the Indemnified Parties from all liability and obligation arising therefrom.

      8.2 Contribution.


      If the indemnification provided for in Section 8.1 is unavailable to any Indemnified Party in respect of any Losses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have an obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, its subsidiaries and/or any other entity or person (other than the Purchasers and the other Indemnified Parties) and such Indemnified Party in connection with the actions which resulted in such Losses as well as any other relevant equitable considerations. The amount paid or payable as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 8.1, any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with any investigation, lawsuit or legal or administrative action or proceeding.

      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

      SECTION 9. MISCELLANEOUS.

      9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Purchasers shall be directed to the names and addresses of the Purchasers as set forth on the signatures pages hereof, with a copy to Latham & Watkins LLP, 633 West Fifth Street, Suite 4000, Los Angeles, CA 90071, Attention: Thomas C. Sadler, Esq., and notices to the Company shall be directed to Coeur d'Alene Mines Corporation, 505 Front Avenue, P.O. Box I, Coeur d'Alene, Idaho 83816-0316, Attention:
General Counsel, with a copy to Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071, Attention: Andrew E. Bogen, Esq.

Exhibit 10                             15

      9.2 Assignment. Neither the Company nor the Purchasers may assign or delegate (whether by contract or operation of law, it being agreed that a merger (other than a merger that does not constitute a "Change in Control" as defined below) shall be deemed to constitute an assignment) its rights, duties or obligations under this Agreement without the prior written consent of the other party hereto. Any attempted or purported assignment or delegation in violation of the preceding sentence shall be void.

      For the purposes of this Agreement a "Change in Control" means any event where: (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors of the Company ("Voting Stock"), (ii) the Company consolidates with or merges into any other corporation, or any other corporation merges into the Company, and, in the case of any such transaction, the outstanding Common Stock of the Company is reclassified into or exchanged for any other property or security, unless the stockholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, (iii) the Company conveys, transfers or leases all or substantially all of its assets (other than to a wholly-owned subsidiary of the Company) or any Subsidiary conveys, transfers, or leases assets representing all or substantially all of the assets of the Company and its Subsidiaries taken as a whole (iv) any time the Continuing Directors do not constitute a majority of the Board of Directors of the Company (or, if applicable, a successor corporation to the Company); provided, that a Change of Control shall not be deemed to have occurred under any of the preceding clauses if at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change of Control consists of shares of common stock that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States.

      9.3 Amendment. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchasers.


      9.4 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, and signature pages may be delivered by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      9.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE LAWS PERTAINING TO CONFLICTS OR CHOICE OF LAW, OF THE STATE OF NEW YORK.

      9.6 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.


Exhibit 10                             16

      9.7 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, such provision shall be replaced with a provision that accomplishes, to the extent possible, the original business purpose of such provision in a valid and enforceable manner, and the balance of the Agreement shall be interpreted as if such provision were so modified and shall be enforceable in accordance with its terms.

      9.8 Confidentiality. No disclosure shall be made by the Company to any person or entity of (i) the fact that this Agreement has been entered into or
(ii) the identity of any of the Purchasers, without the prior written consent of the Purchasers, except on a need to know basis to directors, officers, employees, agents and/or representatives of the Company who have agreed to the limitations on use imposed by this Agreement, unless in the opinion of counsel for the Company, disclosure is required to be made under applicable law, provided that, if the Company proposes to make any disclosure based upon the opinion of its counsel as aforesaid, the Company will advise and consult with the Purchasers prior to such disclosure concerning the information it proposes to disclose. Notwithstanding the foregoing, it is understood and agreed to by the Purchasers that the Company intends to file a form of this Agreement, excluding from such form the identity of any of the Purchasers, as an exhibit to a Form 8-K filing promptly after the date hereof and that the Company shall not be obligated to advise and consult with the Purchasers prior to such disclosure or any other similar disclosure (such disclosures to also not include the identity of any of the Purchasers) required pursuant to the rules and regulations of the SEC.

                            [Signature page follows]

Exhibit 10                             17

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above first written.

THE COMPANY:                           COEUR D'ALENE MINES CORPORATION



                                       By:
                                          --------------------------------------
                                           Name:
                                           Title:





Exhibit 10

                                Annex A - Page 1


Exhibit 10